SILVER BAY REALTY TRUST CORP.
REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

NEW YORK, August 3, 2016 - Silver Bay Realty Trust Corp. (NYSE: SBY) (the “Company” or “Silver Bay”), a single-family rental real estate investment trust ("REIT"), today announced its operating and financial results for the quarter ended June 30, 2016.

Highlights

▪	Total revenue of $31.5 million for the second quarter of 2016, an increase of 4%, notwithstanding a decrease of 350 properties in the aggregate portfolio, compared to the second quarter of 2015

▪	Aggregate occupancy rate increased to 97.6% on portfolio of 8,911 single-family properties

▪	Achieved rental increases of 8.1% on re-leases and 3.4% on renewals

▪	Net loss of $0.2 million, or $0.01 per common share, for the second quarter of 2016, an improvement of 94% compared to the second quarter of 2015

▪	Net operating income (as defined in this release) of $18.1 million for the second quarter of 2016, an increase of 8% compared to the second quarter of 2015

▪	Same-Home net operating income (as defined in this release) increased 12% year-over-year, to $12.6 million, for the second quarter of 2016 compared to the second quarter of 2015

▪	Core funds from operations (as defined in this release) of $0.21 per share, an increase of 17% compared to the second quarter of 2015

“A robust rental environment and our continued focus on operational execution drove record revenue and cash flow generation this quarter, including a 12% year-over-year increase in net operating income in our Same-Home portfolio," said Thomas W. Brock, Silver Bay’s Chief Executive Officer.  “As we continue to refine our processes and reallocate capital, we see room for additional opportunities for meaningful improvements in cash flow generation in the coming quarters.”

Financial Results

Silver Bay reported total revenue of $31.5 million for the second quarter of 2016, a 4% increase, notwithstanding a decrease of 350 properties in the aggregate portfolio, compared to total revenue of $30.2 million for the second quarter of 2015. This increase was primarily due to increases in the Company's rental rates and occupancy rate. The Company owned 8,911 properties as of June 30, 2016, compared to 9,261 properties as of June 30, 2015. Net loss attributable to common stockholders for the second quarter of 2016 was $0.2 million, or $0.01 per common share, compared to net loss attributable to common stockholders for the second quarter of 2015 of $3.7 million, or $0.10 per common share.

The Company reported net operating income ("NOI") of $18.1 million for the second quarter of 2016, an 8% increase compared to NOI of $16.8 million for the second quarter of 2015. Same-Home NOI increased to $12.6 million for the second quarter of 2016, a 12% increase compared to Same-Home NOI of $11.2 million for the second quarter of 2015. Core funds from operations (“Core FFO”) for the second quarter of 2016 was $7.8 million, or $0.21 per share, a 17% increase on a per share basis compared to Core FFO for the second quarter of 2015 of $6.9 million, or $0.18 per share. NOI, Same-Home NOI and Core FFO are non-GAAP financial measures. Reconciliations of net loss to NOI, Same-Home NOI and Core FFO are included in the unaudited supplemental financial and operating data accompanying this press release.

Portfolio, Financial and Operating Metrics Summary

The following table provides a summary of Silver Bay’s portfolio, financial and operating metrics for the second quarter of 2016 and 2015, respectively:

PORTFOLIO, FINANCIAL AND OPERATING SUMMARY (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AND PER HOME)
	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
	(Unaudited)	(Unaudited)
Net loss	$(222)	$(3,886)
Net loss per share attributable to common shares	$(0.01)	$(0.10)
NOI	$18,127	$16,779
Core NOI Margin (1)	57.8%	56.2%
Same-Home NOI	$12,555	$11,207
Same-Home Core NOI Margin	57.2%	54.4%
Core FFO per share	$0.21	$0.18

	As of June 30, 2016	As of June 30, 2015
Single-family properties owned:
Aggregate portfolio	8,911	9,261
Same-Home portfolio	5,942	5,942
Occupancy rate:
Aggregate portfolio	97.6%	94.7%
Same-Home portfolio	97.7%	96.3%
Average monthly rent:
Aggregate portfolio	$1,190	$1,149
Same-Home portfolio	$1,250	$1,207

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
Average change in rent for re-leases:
Aggregate portfolio	8.1%	5.2%
Same-Home portfolio	7.8%	5.3%
Average change in rent for renewals:
Aggregate portfolio	3.4%	3.4%
Same-Home portfolio	3.1%	3.4%
Trailing twelve month turnover	29.6%	28.3%
Retention rate	79.8%	79.7%

(1)
During the second quarter of 2016, the Company introduced Core NOI Margin to conform with industry practice. Previously, the Company reported NOI margin. The Core NOI Margin reconciliation is included in the definitions and reconciliations of financial and operating measures in the unaudited supplemental financial and operating data section of this release.

Aggregate Metrics

Silver Bay reported an aggregate occupancy rate of 97.6% as of June 30, 2016, an increase from 94.7% in the second quarter of 2015. A summary of Silver Bay’s occupancy rates is included in the unaudited supplemental financial and operating data accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,190 as of June 30, 2016, compared to an average monthly rent of $1,149 as of June 30, 2015. The Company experienced re-lease rate increases of 8.1% and renewal rate increases of 3.4% during the second quarter of 2016.

Silver Bay's trailing twelve-month turnover increased 130 basis points to 29.6% as of June 30, 2016 from 28.3% as of June 30, 2015 and its retention rate increased 10 basis points to 79.8% during the second quarter of 2016 from 79.7% in the second quarter of 2015.

Same-Home Metrics

Same-Home NOI grew 12%, or $1.3 million, to $12.6 million and Same-Home Core NOI margin improved 280 basis points to 57.2% compared to the same period a year ago. This increase was primarily due to revenue growth resulting from higher occupancy and rental rate growth in addition to a slight decrease in Same-Home property operating expenses. Same-Home average monthly rent was $1,250 as of June 30, 2016, compared to an average monthly rent of $1,207 as of June 30, 2015.
Occupancy increased on the Same-Home portfolio by 140 basis points to 97.7% and average monthly rent increased 3.6% to $1,250, each as of June 30, 2016. Additional detail on the Company's Same-Home portfolio is included in the unaudited supplemental financial and operating data accompanying this press release.

Investment Activity

During the second quarter of 2016, the Company sold 62 single-family homes for total gross proceeds of $10.1 million. Net gain for these sales totaled $2.5 million.

Share Repurchase Plan

During the second quarter of 2016, the Company repurchased and retired 230,979 shares under the plan for a total cost of $3.4 million at an average purchase price of $14.78 per share, inclusive of commissions.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share of common stock for the quarter ended June 30, 2016. The dividend was paid July 15, 2016 to common stockholders of record at the close of business on July 1, 2016.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of June 30, 2016 consisted of cash of $31.6 million, escrow deposits of $21.3 million and $71.9 million in borrowing capacity under its revolving credit facility.

Conference Call

Silver Bay will host a conference call on August 4, 2016 at 10:00 a.m. EDT to discuss second quarter 2016 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EDT on August 4, 2016 through 9:00 a.m. EDT on September 5, 2016. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10087645. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

About Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes.

Notice Regarding Non-GAAP Financial Measures

In addition to the Company's net loss which is presented in accordance with GAAP, the Company also presents certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the performance measures presented in accordance with GAAP. In compliance with applicable rules of the Securities and Exchange Commission ("SEC"), the Company's non-GAAP measures are reconciled to net loss, the most directly comparable GAAP performance measure, as further set forth in the definitions and reconciliations of financial and operating measures included in the supplemental financial and operating data. As with other non-GAAP performance measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP performance measures. NOI, Core NOI Margin, FFO and Core FFO are non-GAAP financial measures the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance as a REIT.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: Silver Bay's projected financial and operating results; Silver Bay's ability to lease and operate acquired properties and to improve its operating performance, including Silver Bay's abilities and projections related to turnover rates and time frames, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; Silver Bay's intentions related to its capital allocation strategy, including through the use of share repurchases and acquisitions; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results.

The forward-looking statements contained in this press release and related conference call reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, international, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 "Quantitative and Qualitative Disclosures about Market Risk" in the Company's Quarterly Report on Form 10-Q and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission ("SEC"); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement and manage its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT.

The forward-looking statements in this press release and related conference call represent Silver Bay’s views as of the date of this press release. Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws. Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this press release. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Christine Battist, Chief Financial Officer, Silver Bay Realty Trust Corp., investors@silverbaymgmt.com, (952) 358-4400.

UNAUDITED SUPPLEMENTAL FINANCIAL AND OPERATING DATA
SECOND QUARTER 2016

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Investments in real estate:
Land and land improvements	$216,964	$220,110
Building and improvements	984,596	989,574
	1,201,560	1,209,684
Accumulated depreciation	(91,686)	(74,907)
Investments in real estate, net	1,109,874	1,134,777
Assets held for sale	12,460	11,184
Cash	31,647	29,028
Escrow deposits	21,345	15,472
Resident security deposits	12,843	12,521
Other assets	9,237	13,298
Total assets	$1,197,406	$1,216,280

Liabilities and Equity
Liabilities:
Revolving credit facility	$328,077	$326,472
Securitization loan, net	296,751	295,741
Accounts payable and accrued expenses	19,847	16,752
Resident prepaid rent and security deposits	14,476	14,462
Total liabilities	659,151	653,427
10% cumulative redeemable preferred stock at liquidation value, $0.01 par; 50,000,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 35,385,879 and 36,063,187, respectively, shares issued and outstanding	352	359
Additional paid-in capital	642,219	651,987
Accumulated other comprehensive loss	(2,170)	(1,613)
Cumulative deficit	(135,016)	(121,620)
Total stockholders’ equity	505,385	529,113
Noncontrolling interests - Operating Partnership	31,870	32,740
Total equity	537,255	561,853
Total liabilities and equity	$1,197,406	$1,216,280

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Rental income	$30,721	$29,562	$61,145	$51,265
Other income	767	622	1,479	1,171
Total revenue	31,488	30,184	62,624	52,436
Expenses:
Property operating and maintenance	5,729	5,593	11,613	9,950
Real estate taxes	4,478	4,395	8,930	7,946
Homeowners’ association fees	412	548	848	953
Property management	2,742	2,948	5,513	5,095
Depreciation and amortization	9,329	8,895	18,695	16,006
Portfolio acquisition expense	—	1,225	—	1,980
General and administrative	3,737	4,015	7,590	7,999
Share-based compensation	776	680	1,348	1,177
Severance and other	—	—	1,667	—
Interest expense	6,292	5,862	12,504	9,348
Total expenses	33,495	34,161	68,708	60,454
Loss before other income, income taxes and non-controlling interests	(2,007)	(3,977)	(6,084)	(8,018)
Other income:
Net gain on disposition of real estate	2,456	232	3,741	232
Other (expense) income	(460)	(108)	(790)	158
Total other income	1,996	124	2,951	390
Loss before income taxes and non-controlling interests	(11)	(3,853)	(3,133)	(7,628)
Income tax expense, net	(211)	(33)	(678)	(99)
Net loss	(222)	(3,886)	(3,811)	(7,727)
Net loss attributable to noncontrolling interests - Operating Partnership	13	225	223	447
Net loss attributable to controlling interests	(209)	(3,661)	(3,588)	(7,280)
Preferred stock distributions	(25)	(25)	(50)	(50)
Net loss attributable to common stockholders	$(234)	$(3,686)	$(3,638)	$(7,330)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.01)	$(0.10)	$(0.10)	$(0.20)
Weighted average common shares outstanding	35,446,246	36,275,557	35,734,600	36,352,144

Comprehensive Loss:
Net loss	$(222)	$(3,886)	$(3,811)	$(7,727)
Other comprehensive loss:
Change in fair value of interest rate cap agreements	(164)	(430)	(638)	(489)
Losses reclassified into earnings from other comprehensive loss	57	—	81	—
Other comprehensive loss	(107)	(430)	(557)	(489)
Comprehensive loss	(329)	(4,316)	(4,368)	(8,216)
Comprehensive loss attributable to noncontrolling interests - Operating Partnership	21	225	259	447
Comprehensive loss attributable to controlling interests	$(308)	$(4,091)	$(4,109)	$(7,769)

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2016
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
(UNAUDITED)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership	Total Equity
Balance at January 1, 2016	36,063,187	$359	$651,987	$(1,613)	$(121,620)	$529,113	$32,740	$561,853
Non-cash equity awards, net	134,045	1	1,300	—	—	1,301	—	1,301
Repurchase and retirement of common stock	(811,353)	(8)	(11,715)	—	—	(11,723)	—	(11,723)
Dividends declared	—	—	—	—	(9,808)	(9,808)	—	(9,808)
Net loss	—	—	—	—	(3,588)	(3,588)	(223)	(3,811)
Change in fair value of interest rate cap agreements	—	—	—	(638)	—	(638)	—	(638)
Losses reclassified into earnings from other comprehensive loss	—	—	—	81	—	81	—	81
Adjustment to noncontrolling interests - Operating Partnership	—	—	647	—	—	647	(647)	—
Balance at June 30, 2016	35,385,879	$352	$642,219	$(2,170)	$(135,016)	$505,385	$31,870	$537,255

SILVER BAY REALTY TRUST CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(3,811)	$(7,727)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,695	16,006
Non-cash share-based compensation	1,301	1,133
Losses reclassified into earnings from other comprehensive loss	81	—
Amortization and write-off of deferred financing costs	2,301	2,174
Amortization of discount on securitization loan	150	150
Net gain on disposition of real estate	(3,741)	(232)
Other	934	617
Net change in assets and liabilities:
Increase in escrow cash for operating activities and debt reserves	(5,891)	(5,165)
Decrease (increase) in other assets	341	(2,347)
Increase in accounts payable, accrued expenses, and prepaid rent	3,424	5,830
Net cash provided by operating activities	13,784	10,439
Cash Flows From Investing Activities:
Purchase of investments in real estate	—	(270,302)
Capital improvements of investments in real estate	(8,298)	(14,793)
Decrease in escrow cash for investing activities	18	822
Proceeds from disposition of real estate	17,450	2,707
Other	—	(43)
Net cash provided by (used in) investing activities	9,170	(281,609)
Cash Flows From Financing Activities:
Payments on securitization loan	(287)	(520)
Proceeds from revolving credit facility	7,732	281,963
Payments on revolving credit facility	(6,127)	—
Deferred financing costs paid	(9)	(5,762)
Purchase of interest rate cap agreements	—	(2,250)
Repurchase and retirement of common stock	(11,723)	(12,326)
Dividends paid	(9,921)	(5,863)
Net cash (used in) provided by financing activities	(20,335)	255,242
Net change in cash	2,619	(15,928)
Cash at beginning of period	29,028	49,854
Cash at end of period	$31,647	$33,926

Supplemental disclosure of cash flow information:
Decrease in fair value of interest rate cap agreements	$638	$489
Non-cash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,868	$4,572
Capital improvements in accounts payable	$501	$1,484

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF JUNE 30, 2016

Market	Number of Properties	Aggregate Investment in Real Estate (in thousands)	Average Investment in Real Estate Per Property	Average Age (in years)(1)	Average Square Footage
Atlanta	2,697	$317,820	$117,842	21.9	1,803
Phoenix	1,424	203,508	142,913	27.2	1,636
Tampa	1,112	160,355	144,204	27.6	1,623
Charlotte (2)	684	85,196	124,556	15.6	1,646
Dallas	503	67,789	134,769	24.0	1,619
Orlando	490	66,036	134,767	28.5	1,500
Jacksonville	451	59,613	132,180	27.4	1,536
Northern CA (3)	382	73,074	191,293	47.4	1,399
Southeast FL (4)	362	72,297	199,715	44.7	1,495
Las Vegas	290	41,325	142,500	19.7	1,717
Columbus	284	33,199	116,898	38.6	1,414
Tucson	209	17,608	84,249	43.0	1,330
Southern CA (5)	23	3,740	162,609	44.8	1,373
Totals	8,911	$1,201,560	$134,840	26.8	1,644

(1)
As of June 30, 2016, approximately 4% of the Company's properties were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old, and 10% were more than 50 years old. Average age is an annual calculation.

(2)	Charlotte market includes properties in South Carolina due to its proximity to Charlotte, North Carolina.

(3)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(4)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(5)	Southern California market currently consists of Riverside and San Bernardino counties.

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF AGGREGATE PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company's aggregate portfolio financial results for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenue	$31,488	$30,184	$62,624	$52,436
Property operating expenses:
Property operating and maintenance	5,729	5,593	11,613	9,950
Real estate taxes	4,478	4,395	8,930	7,946
Homeowners’ association fees	412	548	848	953
Property management	2,742	2,948	5,513	5,095
Total property operating expenses	$13,361	$13,484	$26,904	$23,944
NOI	$18,127	$16,779	$35,720	$28,655
Core NOI Margin	57.8%	56.2%	57.4%	55.2%
Turnover	7.6%	7.0%	14.8%	12.8%
Stabilized capital expenditures	$1,808	$1,969	$4,187	$3,267
Stabilized capital expenditure per home	$203	$214	$468	$410

The following table summarizes the occupancy status of the Company's properties as of June 30, 2016:

Market	Number of Properties	Properties Occupied	Properties Vacant	Aggregate Portfolio Occupancy Rate	Average Monthly Rent
Atlanta	2,697	2,638	59	97.8%	$1,086
Phoenix	1,424	1,394	30	97.9%	1,118
Tampa	1,112	1,086	26	97.7%	1,318
Charlotte	684	663	21	96.9%	1,089
Dallas	503	486	17	96.6%	1,318
Orlando	490	481	9	98.2%	1,187
Jacksonville	451	441	10	97.8%	1,155
Northern CA	382	377	5	98.7%	1,658
Southeast FL	362	354	8	97.8%	1,682
Las Vegas	290	281	9	96.9%	1,209
Columbus	284	274	10	96.5%	1,076
Tucson	209	203	6	97.1%	852
Southern CA	23	22	1	95.7%	1,196
Totals	8,911	8,700	211	97.6%	$1,190

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the Company's Same-Home portfolio financial results of 5,942 properties for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Same-Home total revenue	$22,065	$20,852	$43,737	$41,420
Same-Home property operating expenses:
Property operating and maintenance	4,091	4,102	8,367	7,888
Real estate taxes	3,173	3,053	6,321	6,197
Homeowners' association fees	325	449	664	819
Property management	1,921	2,041	3,836	4,036
Same-Home property operating expenses	9,510	9,645	19,188	18,940
Same-Home NOI	$12,555	$11,207	$24,549	$22,480
Same-Home Core NOI Margin	57.2%	54.4%	56.6%	54.9%

The following table summarizes the Company's Same-Home portfolio financial results, by quarter, for the previous five quarters ended June 30, 2016:

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Same-Home total revenue	$22,065	$21,672	$21,181	$21,103	$20,852
Same-Home property operating expenses:
Property operating and maintenance	4,091	4,276	4,251	4,751	4,102
Real estate taxes	3,173	3,148	2,865	2,564	3,053
Homeowners' association fees	325	339	355	401	449
Property management	1,921	1,915	1,934	2,146	2,041
Same-Home property operating expenses	9,510	9,678	9,405	9,862	9,645
Same-Home NOI	$12,555	$11,994	$11,776	$11,241	$11,207
Same-Home Core NOI Margin	57.2%	55.9%	56.3%	54.0%	54.4%
Same-Home turnover	7.5%	6.4%	7.2%	8.7%	8.3%
Days from move-out to move-in	38	53	55	49	56
Same-Home capital expenditures	$1,664	$1,445	$1,831	$1,587	$1,311
Same-Home capital expenditures per home	$280	$243	$308	$267	$221

SILVER BAY REALTY TRUST CORP.
FINANCIAL AND OPERATING RESULTS OF SAME-HOME PORTFOLIO
(AMOUNTS IN THOUSANDS EXCEPT PROPERTY AND PER HOME DATA)

The following table summarizes the occupancy status of the Company's Same-Home portfolio as of June 30, 2016 and 2015:

		Aggregate Occupancy		Average Monthly Rent
	Number of Same-Home Properties	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	% change
Atlanta	1,052	98.3%	95.0%	$1,218	$1,173	3.8%
Phoenix	1,424	97.9%	97.3%	1,118	1,085	3.0%
Tampa	923	97.5%	95.4%	1,346	1,306	3.1%
Charlotte	143	94.4%	90.9%	1,211	1,171	3.4%
Dallas	379	96.8%	97.1%	1,326	1,285	3.2%
Orlando	282	98.2%	98.6%	1,291	1,241	4.0%
Jacksonville	301	98.0%	98.0%	1,135	1,109	2.3%
Northern CA	382	98.7%	97.4%	1,658	1,546	7.2%
Southeast FL	250	98.0%	94.0%	1,729	1,686	2.6%
Las Vegas	290	96.9%	97.6%	1,209	1,170	3.3%
Columbus	284	96.5%	96.1%	1,076	1,057	1.8%
Tucson	209	97.1%	96.2%	852	843	1.1%
Southern CA	23	95.7%	100.0%	1,196	1,200	(0.3)%
Totals	5,942	97.7%	96.3%	$1,250	$1,207	3.6%

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF FINANCIAL AND OPERATING MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Aggregate Investment in Real Estate. Aggregate investment in real estate includes all capitalized costs, determined in accordance with GAAP, incurred through June 30, 2016 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate investment in real estate includes $18.7 million in capital improvements, incurred from the Company's formation through June 30, 2016, made to properties that had been previously renovated, but does not include accumulated depreciation.

Average Monthly Rent. Average monthly rent is calculated as the average of the contracted monthly rent for occupied properties for an identified population as of period end and reflects rent concessions amortized over the life of the related lease.

Core Net Operating Income Margin ("Core NOI Margin"). During the second quarter of 2016, the Company introduced Core NOI Margin to conform with industry practice. Previously, the Company reported NOI margin. Core NOI Margin is calculated by dividing net operating income by core revenue, which eliminates the impact of bad debt expense from both total revenue and property operating expenses.

Core Revenue. Core revenue is calculated by subtracting bad debt expense from total revenue.

Days from Move-Out to Move-In. Days from move-out to move-in represents the number of days from past resident move out date until a new resident moves into the same property.

Funds From Operations and Core Funds From Operations. Funds from operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core funds from operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the Portfolio Acquisition, share-based compensation, severance and other, income tax expense on the disposition of real estate, and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs incurred in connection with real estate operations which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense. This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership.

The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three and six months ended June 30, 2016 and 2015. Also presented is information regarding the weighted-average number of shares of its common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per share amounts):

	Three Months Ended March 31,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(222)	$(3,886)	$(3,811)	$(7,727)
Depreciation and amortization	9,329	8,895	18,695	16,006
Net gain on disposition of real estate	(2,456)	(232)	(3,741)	(232)
Other expense (income)	190	34	249	(252)
Funds from operations	6,841	4,811	11,392	7,795
Adjustments:
Portfolio acquisition expense (1)	—	1,225	—	1,980
Share-based compensation	776	680	1,348	1,177
Severance and other	—	—	1,667	—
Market ready costs prior to initial lease and other	—	79	—	163
Write-off of deferred financing fees	—	—	—	31
Amortization of discount on securitization loan	75	75	150	150
Income tax expense on disposition of real estate	132	—	482	—
Other expense (2)	—	49	—	113
Core funds from operations	$7,824	$6,919	$15,039	$11,409

FFO	$6,841	$4,811	$11,392	$7,795
Preferred stock distributions	(25)	(25)	(50)	(50)
FFO available to common shares and units	$6,816	$4,786	$11,342	$7,745

Core FFO	$7,824	$6,919	$15,039	$11,409
Preferred stock distributions	(25)	(25)	(50)	(50)
Core FFO available to common shares and units	$7,799	$6,894	$14,989	$11,359

Weighted average common shares and units outstanding (3)(4)	37,687,602	38,507,068	37,971,033	38,583,655
FFO per share	$0.18	$0.12	$0.30	$0.20
Core FFO per share	$0.21	$0.18	$0.39	$0.29

(1)	Includes a one-time expense for costs related to the Portfolio Acquisition.

(2)	Non-comparable costs from prior periods.

(3)	Represents the weighted average of common shares and common units in the Operating Partnership outstanding for the periods presented.

(4)	Includes the effect of dilutive securities attributable to certain stock based awards granted during the three and six months ended June 30, 2016.

FFO and Core FFO Per Share. FFO and Core FFO shares represents the weighted average of common shares and common units in the Operating Partnership for the periods presented and the effect of dilutive securities attributable to certain performance-based stock awards during periods when the performance conditions required under such performance awards are on pace to be achieved.

Generally Accepted Accounting Principles ("GAAP"). GAAP is defined in accordance with accounting principles generally accepted in the United States.

Net Operating Income and Same-Home Net Operating Income. The Company defines net operating income ("NOI") as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, portfolio acquisition expense, general and administrative expenses, share-based compensation, severance and other, interest expense, net gain on disposition of real estate, income tax expense, net and other non-comparable items as applicable. The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of its real estate operations without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

The Company believes Same-Home NOI is a useful measure of performance because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio.

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP for the six months ended June 30, 2016 and 2015 (amounts in thousands):

	Six Months Ended June 30,
	2016	2015
Net loss	$(3,811)	$(7,727)
Depreciation and amortization	18,695	16,006
Portfolio acquisition expense	—	1,980
General and administrative	7,590	7,999
Share-based compensation	1,348	1,177
Severance and other	1,667	—
Interest expense	12,504	9,348
Net gain on disposition of real estate	(3,741)	(232)
Other expense (income)	790	(158)
Income tax expense, net	678	99
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	163
NOI	35,720	28,655
Less non-Same-Home
Total revenue	(18,887)	(11,016)
Property operating expenses	7,716	4,841
Same-Home NOI	$24,549	$22,480

Calculation of aggregate Core NOI Margin
Total revenue	$62,624	$52,436
Less bad debt expense	(405)	(571)
Core Revenue	$62,219	$51,865
Core NOI Margin	57.4%	55.2%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$43,737	$41,420
Less Same-Home bad debt expense	(327)	(458)
Same-Home Core Revenue	$43,410	$40,962
Same-Home Core NOI Margin	56.6%	54.9%

The following is a reconciliation of NOI and Same-Home NOI to net loss as determined in accordance with GAAP, by quarter, for the trailing five quarters ended June 30, 2016 (amounts in thousands):

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net loss	$(222)	$(3,589)	$(798)	$(1,427)	$(3,886)
Depreciation and amortization	9,329	9,366	10,115	9,068	8,895
Portfolio acquisition expense	—	—	18	66	1,225
General and administrative	3,737	3,853	3,991	3,925	4,015
Share-based compensation	776	572	718	718	680
Severance and other	—	1,667	—	—	—
Interest expense	6,292	6,212	5,968	5,959	5,862
Net gain on disposition of real estate	(2,456)	(1,285)	(1,724)	(2,089)	(232)
Ineffectiveness of interest rate cap agreements	—	—	51	—	—
Other expense	460	330	319	223	108
Income tax expense, net	211	467	(905)	48	33
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	—	—	6	79
NOI	18,127	17,593	17,753	16,497	16,779
Less non-Same-Home
Total revenue	(9,423)	(9,464)	(9,460)	(9,514)	(9,332)
Property operating expenses	3,851	3,865	3,483	4,258	3,760
Same-Home NOI	$12,555	$11,994	$11,776	$11,241	$11,207

Calculation of aggregate Core NOI Margin
Total revenue	$31,488	$31,136	$30,641	$30,617	$30,184
Less bad debt expense	(132)	(273)	(405)	(450)	(344)
Core Revenue	$31,356	$30,863	$30,236	$30,167	$29,840
Core NOI Margin	57.8%	57.0%	58.7%	54.7%	56.2%

Calculation of Same-Home Core NOI Margin
Same-Home total revenue	$22,065	$21,672	$21,181	$21,103	$20,852
Less Same-Home bad debt expense	(123)	(204)	(277)	(270)	(237)
Same-Home Core Revenue	$21,942	$21,468	$20,904	$20,833	$20,615
Same-Home Core NOI Margin	57.2%	55.9%	56.3%	54.0%	54.4%

Neither NOI nor Same-Home NOI should be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of its performance or as measures of liquidity. Although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute these non-GAAP measures in the same manner. Accordingly, there can be no assurance that the basis for computing these non-GAAP measures is comparable with that of other REITs.

Occupancy. Occupancy is defined as the number of occupied properties for an identified population as of the last day of the period divided by the comparative property set.

Portfolio Acquisition. In April 2015, the Company acquired a portfolio of 2,461 properties from The American Home Real Estate Investment Trust, Inc. The Portfolio Acquisition was substantially completed on April 1, 2015 with an aggregate purchase price of $263.0 million. The properties acquired in the Portfolio Acquisition are primarily located in Atlanta, GA, Charlotte, NC, Tampa, FL and Orlando, FL.

Retention Rate. Retention rate is defined as the number of leases renewed during a specified period, including month-to-month leases, for an identified group of properties, divided by the total number of scheduled move-outs during the period.

Same-Home Properties. The Company defines Same-Home properties as those properties (1) that it had stabilized and for which it had completed the initial renovation as of January 1, 2015 and (2) that it held in operations throughout the full periods presented in both 2015 and 2016. Same-Home properties exclude properties classified as held for sale and properties taken out of service as a result of a casualty loss.

Stabilized Property. The Company considers a property stabilized at the earlier of (1) its first authorized occupancy or (2) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties require a future initial renovation to meet the Company's standards and may have existing residents who would not otherwise meet the resident screening requirements.

Total Properties. Total properties exclude properties reflected as assets held for sale on the Company's condensed consolidated balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate. Turnover rate is defined as the number of instances that a property becomes un-occupied over a specific period of time, divided by the number of properties in stabilized status in an identified population.